UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0467113
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.00% Series C Cumulative Redeemable Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-210632

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of the ARI Series C Preferred Stock” in the Registrant’s proxy statement/prospectus dated July 27, 2016, as filed with the Securities and Exchange Commission on July 27, 2016 under Rule 424(b)(3), which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-160533).

3.2	By-laws of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-4, as amended (Registration No. 333-210632).

3.3	Articles Supplementary designating Apollo Commercial Real Estate Finance, Inc.’s 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-A filed on July 30, 2012 (File No.: 001-34452).

3.4	Articles Supplementary designating Apollo Commercial Real Estate Finance, Inc.’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 23, 2015 (File No.: 001-34452).

3.5	Form of Articles Supplementary designating Apollo Commercial Real Estate Finance, Inc.’s 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-4, as amended (Registration No. 333-210632).

4.1*	Form of stock certificate evidencing the 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share.

*	Filed herewith.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 26, 2016	Apollo Commercial Real Estate Finance, Inc.

	By:	/s/ Stuart A. Rothstein
	Name:	Stuart A. Rothstein
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-160533).

3.2	By-laws of Apollo Commercial Real Estate Finance, Inc., incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-4, as amended (Registration No. 333-210632).

3.3	Articles Supplementary designating Apollo Commercial Real Estate Finance, Inc.’s 8.625% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-A filed on July 30, 2012 (File No.: 001-34452).

3.4	Articles Supplementary designating Apollo Commercial Real Estate Finance, Inc.’s 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 23, 2015 (File No.: 001-34452).

3.5	Form of Articles Supplementary designating Apollo Commercial Real Estate Finance, Inc.’s 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share, incorporated by reference to Exhibit 4.2 of the Registrant’s Form S-4, as amended (Registration No. 333-210632).

4.1*	Form of stock certificate evidencing the 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share.

*	Filed herewith.

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